                                                                    EXHIBIT 10.8

                              AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                            -----------------------

                                           June 19, 1996
Mr. James Bazlen
Northern Automotive Corporation
645 East Missouri Ave.
Phoenix AZ  85012

            Re:  1,212,000 share Participation
                 -----------------------------

Dear Jim:

This Amended and Restated Participation Agreement ("Agreement") amends and restates in its entirety the letter agreement between you and Northern Automotive Corporation (the "Company") dated March 4, 1992 relating to your Participation Interest (as therein defined) with respect to shares of common stock of the Company ("Common Stock"). This Agreement is being entered into simultaneously with the separate grant to you of an option ("Option") to purchase 1,212,000 shares of common stock of CSK Auto, Inc. (which is to be merged with the Company) at an exercise price of $12.75 per share (as said price may be adjusted from time to time in accordance with the terms of the Option Agreement, the "Exercise Price").

1. Subject to the terms and conditions hereof, your Participation Interest shall (only for the purposes described below) be equivalent to ownership of 1,212,000 shares of Common Stock assuming (for purposes of this Agreement) that, on the date hereof, the Company's capital stock had been recapitalized to have 30,300,000 shares of Common Stock outstanding (the "Assumed Outstanding Stock").

2. Your right to the Participation Interest is fully vested as of the date hereof regardless of whether or not, at the time of a Sale (as hereafter defined), you are employed by the Company or the reason for or the party terminating such employment.

3. In the event of the sale by the stockholders of the Company to a non-affiliated entity of all or substantially all of the Common Stock (a "Stock Sale"), or the sale to a non-affiliated entity of all or substantially all of the assets of the Company (an "Asset Sale", and together with a Stock Sale, collectively, a "Sale"), you shall, subject to the provisions of paragraph 4 below, be entitled to receive in cash an amount (but not in excess of the aggregate Exercise Price for all shares which may be purchased pursuant to the Option) equal to that percentage of the net aggregate proceeds of a Stock Sale (which shall be defined as all consideration received by the stockholders of the Company on such Sale on account of Common Stock less any transaction costs) or the net amount, determined in good faith by the Board of Directors of the Company ("Board"), which would be distributable to the stockholders on account of Common Stock after an Asset Sale (giving
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    effect to all liabilities including, without limitation, any income taxes which would be payable in connection therewith including the eventual liquidation of the Company) as your Participation Interest represents of the then Assumed Outstanding Stock. In the event the number of shares of the outstanding Common Stock is changed by reason of split-ups, combination of shares, recapitalization, stock dividend or the like, your Participation Interest and the Assumed Outstanding Stock shall be appropriately adjusted. The Assumed Outstanding Stock shall be increased (without any change in the number of shares represented by your Participation Interest) by an amount equal to (i) the number of shares represented by your Participation Interest and all other participation interests and/or shares of Common Stock heretofore or hereafter issuable to employees of the Company, and (ii) any and all shares of Common Stock issued by the Company for fair consideration.

4. In the event of a Sale, you shall not be entitled to any payments pursuant to paragraph 3 above unless you remain in the employ of the Company or the purchaser of the assets, as the case may be, for at least 1 year following the Sale provided that (i) the management of the Company or the purchaser of the assets has offered to continue your employment on substantially the same terms for such 1 year period and (ii) the Company has not waived this requirement. If your employment so continues, you shall receive the first 50% of the amount payable under paragraph 3 above within 30 days as provided in paragraph 7 below and the balance (with interest at a rate per annum equal to the 1 year Treasury bill rate on the closing date of the Sale) after the end of the first year following the Sale as provided in paragraph 7 below, but only if you have been continuously so employed. The Company shall have the right, in the event any portion of the consideration received is not cash, to deliver such consideration to you in payment in the same proportion as received by the Company or the stockholders, as the case may be.

5. In the event any part of the consideration involved in a Sale is not cash, such consideration shall be valued as determined by the Board in good faith. A merger of the Company with a non-affiliated entity shall constitute a Stock Sale of such Company under paragraph 3, unless the holders of capital stock of the Company immediately prior to the merger hold stock possessing a majority of the voting power to elect directors of the surviving corporation immediately following the merger.

6. A public offering of Common Stock owned, directly or indirectly, by The Carmel Trust ("Carmel") or a sale of all or less than all of the Common Stock owned directly or indirectly by Carmel to a non-affiliated entity shall also constitute a Sale, except that in each such event you shall be entitled to receive an amount (but not in excess of the aggregate Exercise Price for all shares which may be purchased pursuant to the Option multiplied by the Applicable Percentage, as hereafter defined) equal to (i) the percentage determined by dividing the aggregate number of shares of Common Stock sold directly or indirectly by Carmel in such offering or sale by the number of shares of Common Stock owned directly or indirectly by Carmel immediately prior to such offering or sale (the "Applicable Percentage"), multiplied by (ii) the percentage determined by dividing your Participation


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    Interest by the then Assumed Outstanding Stock, and then multiplied by (iii)
    the product of (a) the net price per share of Common Stock received by Carmel (after any transaction costs to the stockholder), multiplied by (b) the then number of shares of Common Stock outstanding. An example of the foregoing calculation is annexed hereto. Upon any payment in accordance with this paragraph, the portion of your Participation Interest for which you receive such payment shall terminate and the maximum amount payable to you under paragraph 3 shall be reduced by the amount paid under this paragraph.

7. The first payment due to you pursuant to paragraph 4 shall be made within 30 days after receipt by the Company or its controlling stockholder of the proceeds of the Sale and, under the conditions provided in paragraph 4, the balance remaining within 30 days after the end of the first year (or 30 days after such earlier date as the Company or the purchaser of the assets, as applicable, shall fail to continue to offer you employment in accordance with clause (i) of paragraph 4) and upon such payment you shall have no further rights under this Agreement. Payments due to you hereunder pursuant to paragraph 6 shall be made within 30 days after receipt by the Company or its controlling stockholder of the proceeds of the Sale.

8. Your employment is governed by a separate employment agreement with the Company, the terms of which are not varied or expanded hereby, and, accordingly, this agreement shall not give you any separate right to remain in the Company's (or its affiliates') employ. Nothing in this Agreement shall give you any rights as or equivalent to a stockholder of the Company or any other rights, except as explicitly provided herein. Your rights under this agreement cannot be transferred or assigned. This Agreement constitutes the entire agreement with respect to the subject matter hereof and may not be modified except in writing.

If the foregoing correctly sets forth our understanding, will you please so indicate at the space provided below.

                                             Very truly yours,

                                             NORTHERN AUTOMOTIVE CORPORATION


AGREED AND ACCEPTED:                         By:
                                                ----------------------------
                                                Julius Trump, Chairman


- --------------------
James Bazlen



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                        Example of Section 6 Calculation
                        --------------------------------


Assumptions:

(i) 30,603,000 Common Shares are outstanding (including shares reflecting your participation as contemplated by the last sentence of paragraph 3 of the attached agreement and 30,300,000 shares owned by CSK Holdings), (ii) CSK Holdings sells 6,000,000 of those shares for $10 per share, and (iii) you are fully vested:



 6,000,000  x     303,000   x   ($10.00 x 30,603,000)  =    $600,000
- ----------     ----------                                   --------
30,300,000     31,603,000

    |               |                |                       |
    |               |                |                       |
    |               |                |                       |
    |               |                |                       |
    |               |                |                       |

 Holdings         Your               Amount Payable         Payment to
  Sells          Vested                for All              You for the pro-rate
6,000,000      Percentage       Outstanding common Shares   Portion of Your
  Shares     of Outstanding                                 Interest




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